                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

            Filed by the registrant / X /

            Filed by a party other than the registrant / /

            Check the appropriate box:

            / / Preliminary proxy statement

            /X/ Definitive proxy statement

            / / Definitive additional materials

            / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Lance, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Lance, Inc.
                   -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

            /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(j)(2).

            / / $500 per each party to the controversy pursuant to Ex-change Act Rule 14a-6(i)(3).

            / / Fee computed on table below per Exchange Act Rules 14a- 6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies.
            ----------------------------------------------------------------
            (2) Aggregate number of securities to which transactions
            applies:
            ----------------------------------------------------------------
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
            ----------------------------------------------------------------
            (4) Proposed maximum aggregate value of transaction:
            ----------------------------------------------------------------
            / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount previously paid:
            -----------------------------------------------------------------
            (2) Form, schedule or registration statement no.:
            -----------------------------------------------------------------
            (3) Filing party:
            -----------------------------------------------------------------
            (4) Date filed:
            -----------------------------------------------------------------

                                 [LANCE, INC. LOGO]

                           CHARLOTTE, NORTH CAROLINA




       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 15, 1994

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the Company) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Friday, April 15, 1994, at 2:00 p.m., Local Time, for the purpose of considering and acting upon the following:

             1.   The election of five Directors.

             2. A proposal to ratify the selection of KPMG Peat Marwick as independent public accountants for fiscal year 1994.

             3. Any and all other matters that may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on February 22, 1994 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

        THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                        By Order of the Board of Directors


                                        THOMAS B. HORACK
                                        Vice President

Charlotte, North Carolina
March 10, 1994

                                  LANCE, INC.

                P.O. Box 32368, Charlotte, North Carolina  28232

                                PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the Company) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., Local Time, on Friday, April 15, 1994. This Proxy Statement and accompanying Proxy are being sent to the stockholders of the Company on or about March 10, 1994.

        Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Investor Communications, Inc. (CIC) to deliver proxy materials to, and solicit proxies from, these institutions. CIC will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $5,500. The total cost of soliciting proxies will be borne by the Company.

        Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

        The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

        Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of the Common Stock of the Company held by them of record at the close of business on February 22, 1994, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on February 22, 1994 was 30,999,597.

PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

        At February 1, 1994, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:

                                                       NUMBER OF SHARES                       PERCENT OF
        NAME AND ADDRESS OF                            AND NATURE OF                          COMMON STOCK
        BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP                   OUTSTANDING
        -------------------                            --------------------                   ------------
        NationsBank Corporation                        2,588,661 (1)                              8.4%
          Charlotte, NC  28255

        Nan Davis Van Every                            1,628,833 (2)                              5.3%
          6001 Pelican Bay Boulevard
          Naples, FL  33963

________________

(1) These shares represent shares held by wholly owned subsidiaries of NationsBank Corporation, a bank holding company (NationsBank).
     NationsBank had sole voting power with respect to 2,416,247 shares and shared voting power with respect to 156,256 shares and had sole power to dispose with respect to 777,671 shares and shared power to dispose with respect to 846,394 shares. Information with respect to NationsBank is as of December 31, 1993 and is derived from the Schedule 13G dated February 10, 1994 filed by NationsBank with the Securities and Exchange Commission. Shares held by the Philip L. Van Every Foundation, for which NationsBank of North Carolina, N. A., a wholly owned subsidiary of NationsBank, is trustee, are not included inasmuch as voting and disposition of such shares is directed by the Foundation's Board of Administrators.

(2) Nan Davis Van Every had sole power to vote and dispose of all of these shares except for 651,110 shares held in a trust as to which S. Lance Van Every had the sole power to vote but as to which Mrs. Van Every had the sole power to dispose.

        Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 1994, approximately 12,700,000 shares of the Common Stock of the Company (approximately 41% of the outstanding shares). Of such shares, approximately 800,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 70 Van Every family stockholders, including stockholders who are minors.

        The following table sets forth, as of February 1, 1994, information as to the beneficial ownership of the Company's Common Stock by all Directors and Executive Officers of the Company as a group:


                                                       NUMBER OF SHARES                       PERCENT OF
                                                       AND NATURE OF                          COMMON STOCK
        TITLE OF CLASS                                 BENEFICIAL OWNERSHIP                   OUTSTANDING
        ------------------                             --------------------                   -------------
        $.83-1/3 par value Common Stock                3,580,557 (1)(2)                         11.5% (3)

_______________
(1) Information as to the beneficial ownership of the Company's Common Stock by the Chief Executive Officer and each of the four other highest paid executive officers is included under Election of Directors below.

(2) Includes 139,900 shares subject to options held by Executive Officers that are currently exercisable.

(3) Based on the number of shares outstanding plus options held by Executive Officers that are currently exercisable.

ELECTION OF DIRECTORS

        At the meeting five Directors will be elected. The Directors will be elected to serve, subject to the provisions of the Bylaws, until the Annual Meeting of Stockholders in 1997 and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality.

        It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for five nominees including such substitutes as shall be designated by the Board of Directors.

        The first four nominees are listed below, all of whom are currently members of the Board of Directors. Such nominees were elected to their current terms, which expire in 1994, at the Annual Meeting of Stockholders held on April 19, 1991, except for Mr. Holland who was elected at the Annual Meeting of Stockholders held on April 16, 1993.

                                                                                               SHARES OFPERCENT OF
NAME AND                              INFORMATION ABOUT                  COMMON                    COMMON STOCK
DIRECTOR SINCE (1)           AGE    NOMINEES AND DIRECTORS             STOCK OWNED (2)              OUTSTANDING
- -------------------------    ---     ---------------------------      -----------------        -------------------
A. F. Sloan (3)              64    Chairman of the Board of the          66,270  (4)                (5)
   1964                            Company 1976-1991 and Chief        1,409,292  (6)                 4.6%
                                   Executive Officer 1976-1990;
                                   Director of PCA International,
                                   Inc., Bassett Furniture
                                   Industries,  Inc.  and Rich
                                   Foods Holdings, Inc.

Paul A. Stroup, III (7)      42    Executive Vice President of           30,370  (8)               (5)(9)
   1986                            the Company since 1989;            1,409,292  (6)                4.6%
                                   President of Midwest Biscuit
                                   Company (Subsidiary of the
                                   Company) 1985-1989

Stephen H. Van Every,        52    Private investor for more              56,981 (11)               (5)
Jr.(10) 1990                       than the past five years

William R. Holland           57    Chairman and Chief Executive          1,000                      (5)
    1993                           Officer of United Dominion
                                   Industries Limited,
                                   Charlotte, NC (Manufacturing,
                                   engineering and construction)
                                   since 1986; Director of United
                                   Dominion Industries Limited
                                   and Morgan Products Ltd.


        The fifth nominee is Scott C. Lea. Mr. Lea is being nominated for the seat being vacated by W. Frank Dowd, Jr., who is not standing for re-election. Mr. Dowd, whose term expires in 1994, was elected to his current term at the Annual Meeting of Stockholders held on April 19, 1991.

                                                                 SHARES OF              PERCENT OF
NAME AND                      INFORMATION ABOUT                  COMMON                 COMMON STOCK
DIRECTOR SINCE (1)      AGE   NOMINEES AND DIRECTORS             STOCK OWNED (2)        OUTSTANDING
- -------------------     ---   ----------------------------       ---------------        ------------
Scott C. Lea           62    Private investor since 1992;             0                     (5)
                             Chairman of the Board of
                             Rexham, Inc. (Manufacturer
                             of packaging and coated and
                             laminated products) 1990-
                             1991; Chairman and President
                             of Rexham, Inc. 1989-1990;
                             Chief Executive Officer of
                             Rexham Corp. 1974-1989;
                             Director of Speizman
                             Industries, Inc.


        The five members of the Board of Directors listed below were elected to their current terms, which expire in 1995, at the Annual Meeting of Stockholders on April 17, 1992.

G. R. Melvin (7)       57    Vice President of the                 25,058 (12)               (5)(9)
   1973                      Company since 1978

Thomas B. Horack (7)   47    Vice President of the                 32,096 (13)               (5)(9)
   1980                      Company since 1986                 1,409,292  (6)                4.6%

Alan T. Dickson        62    Chairman of the Board of              39,262 (14)                (5)
   1983                      Ruddick Corporation,
                             Charlotte, NC (Diversified
                             holding company) since 1994
                             and President and Director
                             1968-1994; Director of
                             NationsBank Corporation,
                             Royal Group, Inc., Sonoco
                             Products Company and Bassett
                             Furniture Industries, Inc.

S. Lance Van Every (10) 46   Private investor for more          1,527,180 (15)                4.9%
   1990                      than the past five years

Victoria S. Sutton      41   Private investor since 1994;           1,062                      (5)
   1990                      President of Paramount Parks
                             Inc. in 1993; Vice President
                             of Kings Entertainment
                             Company, Charlotte, NC
                             (Theme park operator) and
                             General Manager of Carowinds
                             Theme Park 1984-1992



        The six members of the Board of Directors listed below were elected to their current terms, which expire in 1996, at the Annual Meeting of Stockholders held on April 16, 1993.


J. W. Disher(7)       60    Chairman of the Board of the           36,197 (16)               (5)(9)
   1968                      Company since 1991, Chief          1,409,292  (6)                4.6%
                             Executive Officer since
                             1990, President since 1988;
                             Director of First Union
                             National Bank of North
                             Carolina

William B. Meacham(7) 52     Vice President of the                 17,676 (17)               (5)(9)
   1986                       Company since 1986                1,409,292  (6)                4.6%


                                                                       SHARES OF              PERCENT OF
NAME AND                            INFORMATION ABOUT                  COMMON                 COMMON STOCK
DIRECTOR SINCE (1)           AGE    NOMINEES AND DIRECTORS             STOCK OWNED (2)        OUTSTANDING
- -----------------------      ---    ---------------------------        ---------------        ------------
Gerald K. Smith (7)(3)       43    Vice President of the                 28,798 (18)               (5)(9)
   1986                            Company since 1993;
                                   Assistant Vice President
                                   1981-1993

Robert V. Sisk (10)          58    President of Piedmont                268,670 (19)                (5)
   1990                            Engineering Corp.,
                                   Charlotte, NC (Industrial
                                   refrigeration systems) since
                                   1965

R. Gerald Swain (7)          57    Vice President of the                 12,355 (20)               (5)(9)
   1992                            Company since 1991,
                                   Assistant Vice President
                                   1989-1991 and District Sales
                                   Manager 1969-1989

Earl D. Leake (7)            42    Treasurer and Assistant               12,194 (21)               (5)(9)
   1993                            Secretary of the Company
                                   since 1988

________________

(1) The information about the Directors was furnished to the Company by the Directors.

(2) All shares are owned directly and with sole voting and dispositive power except as otherwise noted. Common Stock ownership information is as of February 1, 1994.

(3)  Mr. Sloan is Mr. Smith's uncle.

(4)  Includes 3,876 shares held by Mr. Sloan's wife.

(5)  Less than 1%.

(6) Consists of shares held by the Philip L. Van Every Foundation of which Messrs. Sloan, Stroup, Horack, Disher and Meacham are members of the Board of Administrators and NationsBank of North Carolina, N.A., is trustee.

(7)  Member of the Executive Committee.

(8) Includes 23,500 shares subject to exercisable options and 589 shares held by Mr. Stroup's wife.

(9) Based on the number of shares outstanding plus shares subject to options that are currently exercisable.

(10) Stephen H. Van Every, Jr. and S. Lance Van Every are cousins and Mr. Sisk's wife is their cousin.

(11) Includes 3,986 shares held by Stephen H. Van Every, Jr. as trustee for his children.

(12) Includes 10,200 shares subject to exercisable options, 1,800 shares held by Mr. Melvin's wife and 311 shares held by Mr. Melvin as custodian for his grandchildren.

(13) Includes 23,400 shares subject to exercisable options and 149 shares held by Mr. Horack as custodian for his minor children.

(14) Consists of 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee, 7,200 shares held by a trust for which Mr.

     Dickson, his brother and NationsBank of North Carolina, N. A., are co-trustees and 62 shares held in his wife's Individual Retirement Account.

(15) Includes 37,077 shares either held by S. Lance Van Every as custodian or in trust for his children, 651,110 shares held in a trust as to which Mr. Van Every has the sole power to vote but no power to dispose and 52,044 shares held in a trust as to which Mr. Van Every has shared power to vote and dispose.

(16) Includes 14,500 shares subject to exercisable options and 700 shares held by Mr. Disher's wife.

(17) Includes 15,000 shares subject to exercisable options and 982 shares held by Mr. Meacham as custodian for his minor child.

(18) Includes 20,850 shares subject to exercisable options and 500 shares held by Mr. Smith's wife.

(19) Includes 268,612 shares held by Mr. Sisk's wife.

(20) Includes 9,150 shares subject to exercisable options, 2,592 shares held by Mr. Swain in joint tenancy with his wife and 46 shares held by Mr. Swain as custodian for his minor child.

(21) Includes 11,650 shares subject to exercisable options and 71 shares held by Mr. Leake as custodian for his minor child.

     NationsBank of North Carolina, N. A., acts as trustee of one of the Company's Profit Sharing Trusts, for which the Company pays the bank's standard fees. Messrs. Dowd and Dickson are directors of NationsBank, its parent corporation, and Mr. Sloan was a director until April 1993. First Union National Bank of North Carolina acts as trustee of the other of the Company's Profit Sharing Trusts and the Company's 401(k) Retirement Savings Plan, for which the Company pays the bank's standard fees. Mr. Disher is a director of First Union National Bank of North Carolina.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met seven times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and meetings of all Committees on which he or she served.

     The Audit Committee is composed of Victoria S. Sutton, Paul A. Stroup, III, William R. Holland, W. Frank Dowd, Jr., Alan T. Dickson and Stephen H. Van Every, Jr. and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. Leroy Robinson resigned from the Audit Committee effective April 16, 1993 and was replaced by William R. Holland. The Audit Committee met four times during the fiscal year.

     The Nominating Committee is composed of A. F. Sloan, J. W. Disher, Paul A. Stroup, III, Alan T. Dickson, S. Lance Van Every and Robert V. Sisk. Leroy Robinson resigned from the Nominating Committee effective April 16, 1993 and was replaced by Alan T. Dickson. Its functions include the screening and recommendation of candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders, which nominations may be made in writing and directed to A. F. Sloan, Chairman of the Committee. The Nominating Committee met twice during the fiscal year.

     Information with respect to the Compensation and Stock Option Committees is provided below.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year, the following served on the Compensation
Committee: W. Frank Dowd, Jr., A.F. Sloan, J.W. Disher, S. Lance Van Every, Robert V. Sisk and Stephen H. Van Every, Jr. Mr. Disher is the Chairman, President and Chief Executive Officer of the Company and Mr. Sloan retired in 1990 after serving as Chairman and Chief Executive Officer of the Company. Mr. Disher resigned as a member of the Compensation Committee on March 1, 1993 prior to the holding of any meetings of the Committee to consider 1993 compensation.

     Until April 16, 1993, the following served on the Stock Option Committee:
Alan T. Dickson, W. Frank Dowd, Jr., A.F. Sloan, S. Lance Van Every, Robert
V. Sisk, Stephen H. Van Every, Jr. and Leroy Robinson, when the Committee's functions were assumed by the Compensation Committee. Mr. Sloan retired in 1990 after serving as Chairman and Chief Executive Officer of the Company. The Stock Option Committee did not meet during the fiscal year.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company, whose members are named above, provides overall guidance to the Company's executive compensation process. The Compensation Committee is composed of five members of the Board of Directors. The Committee met once during the fiscal year. The Compensation Committee's recommendations regarding the salary of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the Company's Stock Option Plans, which are made solely by the Compensation Committee in order for the grants to satisfy tax and securities law requirements. The Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the named Executive Officers.

     The Compensation Committee's compensation policies are designed to fairly compensate the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. Virtually all of the officers' annual compensation consists of a base salary. The salary is designed to reward the officers for the performance of their responsibilities and their long-term commitment to the Company. Over the years, virtually all of the officers of the Company have been employees who have devoted their entire business careers to the Company. In 1993 and prior years, the Compensation Committee has granted modest increases to the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Compensation Committee has made adjustments to such recommendations. In 1993, the Board accepted and approved the recommendations of the Compensation Committee. The Compensation Committee also takes into account the fact that each of the named Executive Officers has entered into an Executive Employment Agreement described below which provides for supplemental retirement benefits and that the Stock Option Committee granted stock options to the officers of the Company during 1992 and in prior years, as described below with respect to the named Executive Officers.

     In considering salaries for the 1993 fiscal year, the Committee considered the Company's overall performance over a period of years. The Committee considered that the compensation for the Chief Executive Officer and the named Executive Officers is generally less than that of the officers of companies of comparable size, revenues and profits operating in the area of the Company's headquarters in North Carolina. The Committee considered, among other things, continued increases in the Company's revenues in a period of economic recession, the lack of growth in the Company's net income in recent years and increased competitiveness in the snack foods industry and recommended modest increases in the salaries of the named Executive Officers which averaged 6.3% for 1993 over 1992.

     With respect to the Chief Executive Officer, J. W. Disher, the Committee did not make special note of performance factors with respect to Mr. Disher but considered the same factors as it considered for all officers of the Company. However, Mr. Disher's salary was increased only 3.8% for 1993 over 1992.

     The above report is presented by the following members of the Compensation
Committee:  W. Frank Dowd, Jr., Robert V. Sisk, A.F. Sloan, S. Lance Van
Every and Stephen H. Van Every, Jr.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Included below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 31, 1988 and ending December 25, 1993 covering the Company's five fiscal years ended December 30, 1989, December 29, 1990, December 28, 1991, December 26, 1992 and December 25, 1993.

     The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack foods industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP

                               1988             1989             1990             1991             1992             1993
The Company                    100.0            126.5            113.3            124.7            138.6            118.6
NASDAQ Stock Market            100.0            121.2            102.5            159.4            189.0            213.8
PEER GROUP                     100.0            107.1             72.9            108.2             99.2            128.2





This graph assumes that $100 was invested in the Company's Common Stock on December 31, 1988, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., Grist Mill Company and J&J Snack Foods Corp., and that dividends were reinvested.

EXECUTIVE OFFICER COMPENSATION

        The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 25, 1993, December 26, 1992 and December 28, 1991, to or for the account of each of the Chief Executive Officer and the Company's four other highest paid executive officers (collectively, the named Executive Officers).

                                                    SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                 -------------------------------------------   -----------------------
NAME AND                                                       OTHER ANNUAL         SECURITIES         ALL OTHER
PRINCIPAL              FISCAL                                  COMPENSATION         UNDERLYING       COMPENSATION
POSITION               YEAR      SALARY ($)    BONUS ($)       ($) (1)             OPTIONS (#SH)        ($) (2)
- -----------            ------    ----------    ---------      --------------       --------------    ------------
J. W. Disher           1993      281,648           0             --                      0               13,620
 President and         1992      273,122           0             --                    6,000             14,760
 Chief Executive       1991      248,648           0             --                      0               13,123
  Officer

Paul A. Stroup, III    1993      175,620           0             --                      0               10,882
 Executive Vice        1992      168,255           0           28,628                  5,100             11,602
 President             1991      153,831           0             --                      0                9,861

G. R. Melvin           1993      153,074           0             --                      0                8,678
 Vice President        1992      148,861           0             --                    3,600              9,439
                       1991      138,624           0             --                      0                8,067

William B. Meacham     1993      137,608           0             --                      0                7,738
 Vice President        1992      130,326           0             --                    3,600              8,200
                       1991      119,233           0             --                      0                6,876

Thomas B. Horack       1993      136,932           0             --                      0                7,671
 Vice President        1992      129,863           0             --                    3,600              8,142
                       1991      120,112           0             --                      0                6,883

________________

(1) Other than Mr. Stroup, no named Executive Officer has received personal benefits during the listed years in excess of 10% of annual salary.
        The amount for Mr. Stroup in 1992 represents the incremental cost to the Company for certain personal benefits, including $25,200 for club initiation and dues.

(2) For fiscal year 1993, includes amounts contributed by the Company under the Company's Profit-Sharing Retirement Plan as follows: J.W. Disher $13,100, P.A. Stroup, III $9,738, G.R. Melvin $8,626, W.B. Meacham
        $7,608 and T.B. Horack $7,662 and amounts contributed by the Company under the Company's Employee Stock Purchase Plan as follows: J.W. Disher $520, P.A. Stroup, III $1,144, G.R. Melvin $52, W.B. Meacham $130 and T.B. Horack $8.50.

        The named Executive Officers have each executed an Executive Employment Agreement with the Company. The provisions of all these agreements are substantially identical. Each agreement provides for the continued full-time employment of the executive by the Company in the same or another executive position until retirement (which includes termination after a Change of Control of the Company, as described below, or termination due to disability) or death, whereupon the Company will pay the executive or his beneficiary supplemental retirement or death benefits, subject to certain conditions of forfeiture. The executive, however, may be terminated by the Company for cause (as defined in the agreement). The maximum amount payable upon retirement is five times the annual salary being received by the executive at the time of retirement. Payment is made in thirteen installments each year over the period between the date of actual retirement and the earlier of (1) the end of the Company's fiscal year in which the executive reaches the age of 75, or (2) the end of the fiscal year in which the fifteenth anniversary date of the executive's termination of employment occurs. Lesser amounts are payable in the event of death. The agreement also provides that as long as the executive is entitled to payments under the agreement he will not become an employee, director or consultant to a corporation, partnership or have any ownership interest therein, which competes with the Company. The executive loses all rights to payment under the agreement if he voluntarily quits the Company or is terminated for cause. The agreement also provides for the executive to provide ongoing services to the Company after his retirement, generally of a consulting nature. The Company will pay the executive a reasonable per diem amount and will reimburse him for his costs of providing such services. In 1993, the Company entered into a Trust Agreement with First Union National Bank of North Carolina to create the Lance, Inc. Key Executive Employee Benefit Plan Trust (the Trust) which provides that, in the event of a Change of Control of the Company, the Company will fund the Trust with cash in an amount sufficient to pay the full amount payable under each Executive Employment Agreement. A Change of Control for the purposes of the Executive Employment Agreements and the Trust means the acquisition or contracting for the acquisition or otherwise controlling in excess of 35% of the voting securities of the Company by any person excluding voting securities beneficially owned by members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr., deceased, and their spouses.

        The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 25, 1993 by each of the named Executive Officers and the 1993 fiscal year-end value of unexercised options and SARs.

            AGGREGATED OPTION/SAR EXERCISES IN THE 1993 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS/SARS                 OPTIONS/SARS
                                                                         AT FY-END (#)                AT FY-END ($)

                          SHARES ACQUIRED                                 EXERCISABLE/                 EXERCISABLE/
NAME                      ON EXERCISE (#SH)     VALUE REALIZED ($)        UNEXERCISABLE                UNEXERCISABLE
- ----                      --------------        -----------------    ----------------------        -----------------
J. W. Disher                5,010                   31,939                 20,500/2,000                   7,122/0
P. A. Stroup, III            0                       0                     23,500/1,700                  21,315/0
G. R. Melvin                9,600                   58,498                 10,200/1,200                       0/0
W. B. Meacham                0                       0                     15,000/1,200                   5,487/0
T. B. Horack                 0                       0                     23,400/1,200                  31,349/0

DIRECTOR COMPENSATION

        Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries receive an annual fee of $10,000 plus $500 for each Board meeting attended and $500 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $250.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected KPMG Peat Marwick as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1994 fiscal year. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

        KPMG Peat Marwick served as the Company's independent certified public accountants to audit the financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year.

        Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so. The representatives of KPMG Peat Marwick are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR the ratification of the selection of KPMG Peat Marwick as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1994 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

        If the stockholders do not ratify the selection of KPMG Peat Marwick, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSALS

        Any proposal that a stockholder intends to present for action at the 1995 Annual Meeting of Stockholders, currently scheduled for April 14, 1995, must be received by the Company no later than November 10, 1994, in order for the proposal to be included in the proxy statement and form of proxy for the 1995 Annual Meeting of Stockholders. The proposal should be sent to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 25, 1993, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% beneficial owners were complied with.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

        UPON THE WRITTEN REQUEST OF ANY PERSON WHO AT FEBRUARY 22, 1994 WAS A RECORD OR BENEFICIAL STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 25, 1993, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS HAS BEEN MAILED WITH THIS PROXY STATEMENT TO EACH STOCKHOLDER. REQUESTS FOR COPIES OF THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION SHOULD BE ADDRESSED TO SECRETARY, LANCE, INC., BOX 32368, CHARLOTTE, NORTH CAROLINA 28232.

[LOGO]                             LANCE, INC.                            PROXY

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD APRIL 15, 1994


        The undersigned hereby appoints J. W. Disher and Paul A. Stroup, III, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $.83-1/3 par value Common Stock of the undersigned in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 15, 1994, and at any adjournment thereof.

        THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR PROPOSAL 2. The Board of Directors recommends voting FOR on each item.

1. ELECTION OF DIRECTORS: Nominees are A. F. Sloan, Paul A. Stroup, III, Stephen H. Van Every, Jr., William R. Holland and Scott C. Lea.

         / /        FOR all listed nominees (except do not vote for the
nominee(s) whose name(s) I have written below)

- -------------------------------------------------------------------------------

         / /        WITHHOLD AUTHORITY to vote for the listed nominees

2.      RATIFICATION OF SELECTION OF KPMG PEAT MARWICK AS AUDITORS

         / /    FOR            / /    AGAINST           / /   ABSTAIN

                          (Continued from other side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

        PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                                         Dated:                   ,1994.
                                               -------------------


                                         ---------------------------------

                                         ---------------------------------
                                              (When signing as attorney,
                                              executor, administrator,
                                              trustee, guardian, etc., give
                                              title as such.  If joint
                                              account, each joint owner
                                              should sign.)